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                                                                    EXHIBIT 99.1

          NOTE: Valero will conduct a conference call for the investment community on Monday, June 4, 2001 at 10:00 a.m. EDT (9:00 a.m. CDT) to discuss this release and provide an earnings update on company operations. The conference call may be accessed by dialing 800/633-8755, reservation number 19014365.

         You may also listen to the live conference call broadcast over the Internet on the company's website at www.valero.com. A corresponding slide presentation will also be available on the website prior to the call.



FOR IMMEDIATE RELEASE                    CONTACTS:

                                         VALERO ENERGY CORPORATION
                                         Mary Rose Brown (Media)
                                         (210) 370-2314
                                         Lee Bailey (Investor Relations)
                                         (210) 370-2139


           VALERO EXECUTES LEASE AGREEMENTS WITH PURCHASE OPTIONS FOR
              EL PASO'S CORPUS CHRISTI REFINERY AND REFINED PRODUCT
                                   LOGISTICS

SAN ANTONIO, June 4, 2001 - Valero Energy Corporation (NYSE: VLO) announced today that it has executed lease agreements with purchase options for a 115,000 barrel-per-day (BPD) refinery in Corpus Christi and refined product pipelines and terminals in Texas owned and operated by subsidiaries of El Paso Corporation (NYSE: EPG).

The news comes on the heels of Valero's announcement that it has reached an agreement to acquire San Antonio-based Ultramar Diamond Shamrock Corp. (NYSE:
UDS) - more than doubling the company's size by bringing together 23,000 employees, 13 refineries and 5,000 retail outlets in the United States and Canada.

Valero has entered into 20-year capital leases with purchase options after two years for El Paso's refinery and product logistics system, which were acquired by El Paso with its acquisition of The Coastal Corporation in January 2001. Valero has agreed to pay annual lease payments of $18.5 million for the first two years and will have the option to purchase the assets for $294 million at the end of the second year. In addition, Valero paid $105 million for inventories and working capital.


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"These assets are a perfect fit for Valero because of the tremendous synergies between our operations," said Bill Greehey, Valero's Chairman of the Board and Chief Executive Officer. "This transaction is a great investment for Valero's shareholders because it is expected to be significantly accretive to earnings and cash flow immediately.

"The refinery has significant upgrade potential. So we will be investing in strategic projects to fully integrate this refinery into our existing operations; enable it to process heavier feedstocks; increase its throughput capacity; and upgrade its product yields," he said.

"There are tremendous benefits associated with the logistics system," said Greehey. "These assets are going to be very profitable for Valero because we're reducing our costs while increasing our income opportunities. The pipeline system provides low-cost access to major U.S. markets, reduces our product transportation costs and lessens our dependency on marine transportation. The terminals also enhance our marketing flexibility and profitability because we can increase higher-margin rack sales."

REFINING ASSETS

El Paso's Corpus Christi refinery, which is located less than a mile from Valero's refinery, is capable of processing approximately 110,000 BPD of heavy, high-sulfur crude oil. This high-complexity refinery, which has coking and petrochemical production, has a Nelson Complexity Index of 12.0, which is 20 percent higher than the U.S. average of 10. Approximately 70 percent of the refinery's production is light products, including conventional gasoline, diesel, jet fuel, petrochemicals, propane, butane and light naphthas. In addition, the refinery produces multiple grades of asphalt and petroleum coke.

"Since this refinery is adjacent to our existing facility, we will benefit from significant synergies in feedstock and intermediate product supplies, and we'll realize operating cost savings because there will be greater economies of scale with this larger, integrated system," said Greehey.

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Valero plans to invest approximately $52 million in capital improvements over the next three years to integrate the refineries and increase the combined throughput capacity to 380,000 BPD, transforming the facility into the fifth largest U.S. refinery. This investment is expected to yield an annual benefit of $56 million over the course of the capital improvements program. In addition, Valero will apply its best practices program to improve the performance and efficiency of the facility without any capital investment. This should generate an additional $20 million in savings a year within the next three years.

Some of the synergies and operational enhancements include significantly expanding the refinery's sour crude processing capacity; achieving yield enhancements through the exchange of blendstocks and intermediate feedstocks; and capturing cost reductions through the full integration of the two refineries. In addition, Valero will maximize utilization of idle or underutilized processing units - substantially improving light product yields, avoiding third-party processing costs and decreasing required capital investment for Tier II gasoline specifications and ultra low-sulfur diesel.

A few key capital projects include converting El Paso's underutilized visbreaker unit to process 75,000 BPD of sour crude for resid upgrading in Valero's existing refining system; and fully utilizing the aromatic extraction units to recover additional Valero aromatics. Valero also will be expanding the Continuous Catalytic Regenerator Reformer by 15,000 BPD thereby increasing its octane production capability, resulting in the higher production of premium, lower-sulfur boutique fuels. Upon full integration, there will be opportunities to capture additional savings from gasoline and diesel blending synergies and reduced logistics costs.

                            PRODUCT LOGISTICS ASSETS

Valero is also acquiring three intrastate common carrier pipelines and related terminal facilities that enable refined products to be shipped from Corpus Christi to markets in Houston, Victoria, San Antonio and the Rio Grande Valley.

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"Acquiring mid-stream assets has been in our strategic plan for some time," said
Greehey. "These assets are a great investment because not only do we reduce our costs by avoiding tariffs on products shipped out of our refineries, we now receive tariffs from third-party shippers sending their products through these pipelines."

"We also see several opportunities to enhance the profitability of these assets. There's an opportunity to increase throughput capacity on the Houston line; maximize utilization rates on the other systems; earn third-party tariff revenue on excess capacity; and further develop market opportunities in South Texas," he said.

The Houston Pipeline System is a 204-mile refined products pipeline extending from Corpus Christi to Houston with an operating capacity of approximately 100,000 BPD. This pipeline connects with the major common carrier pipelines that supply most major U.S. markets. It is connected to three related terminal facilities, including the Almeda Terminal located in south Houston, which includes 90,000 barrels (bbls) of refined products storage and an associated truck loading rack; the Hobby Terminal, which supplies jet fuel at Houston's Hobby Airport and includes 102,000 bbls of jet fuel storage and an associated truck loading rack; and the Placedo Terminal, which is located in Victoria, Texas and includes 92,000 bbls of refined products storage and associated truck loading rack.

In addition, there is an asphalt terminal located along the Houston ship channel, which includes 60,000 bbls of asphalt storage. This terminal receives its asphalt supply from barges and distributes the product through an associated truck rack facility, which serves customers in Southeast Texas.

The San Antonio Pipeline System is a 139-mile refined products pipeline stretching from Corpus Christi to San Antonio with an operating capacity of approximately 20,000 BPD. There is one terminal located in south San Antonio, which has 135,000 bbls of refined products storage and an associated truck loading rack.

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Supplying the Rio Grande Valley is the Valley Pipeline System, a 130-mile refined products pipeline with an operating capacity of 32,000 BPD. It includes a refined products terminal in Edinburg, Texas, consisting of 174,000 bbls of refined products storage and an associated truck loading rack.

                            VALERO ENERGY CORPORATION

Valero is a Fortune 500 company based in San Antonio, with approximately 3,100 employees and 2000 revenues of more than $14 billion. The company currently owns and operates six refineries in Texas, Louisiana, New Jersey and California with a combined throughput capacity of more than 1 million BPD, making it the nation's largest independent refining company. Valero is recognized throughout the industry as a leader in the production of premium, environmentally clean products such as reformulated gasoline, CARB Phase II gasoline, low-sulfur diesel and oxygenates. The company markets its products in 34 states through an extensive bulk and rack marketing network, in California through approximately 350 retail locations, and in selected export markets in Latin America.

                               EL PASO CORPORATION

El Paso Corporation, the largest and most broadly based natural gas company in the world, spans the energy value chain from wellhead to electron. With an enterprise value in excess of $50 billion, El Paso is a leader in every phase of the natural gas industry. The company owns and operates a significant portion of the North American natural gas delivery grid, operates the fastest growing, most sophisticated energy merchant group, and is the nation's third largest natural gas producer. El Paso, a leader in risk management techniques, is focused on maximizing shareholder value, transforming existing markets, and speeding the development of new markets.


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For more information, visit Valero at www.valero.com and El Paso at
www.elpaso.com.

         Statements contained in this press release that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.



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